Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Apartment Trust of America, Inc., or the Company, hereby certifies, to his or her knowledge, that:
     (i) the accompanying Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 12, 2011	By	/s/ Stanley J. Olander, Jr.
Date		Stanley J. Olander, Jr.
Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)

August 12, 2011	By	/s/ B. Mechelle Lafon
Date		B. Mechelle Lafon
Chief Financial Officer (principal financial officer and principal accounting officer)

     The foregoing certification is being furnished with the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2011, pursuant to 18 U.S.C. § 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.